Exhibit 6.0

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the sole and managing member and the undersigned officers of Nuveen Securities, LLC (the “Company”), a Delaware limited liability company, hereby constitute and appoint Scott S. Grace and William Adams IV or any other Authorized Person as defined in the Company’s Written Consent of the Sole and Managing Member dated March 11, 2016, jointly and severally, as attorneys-in-fact, each with full power of substitution, to sign on behalf and in the name of the Company and to file with the Securities and Exchange Commission, or the securities regulatory authority of any state, Registration Statements on Form S-6, or any successor form or forms, under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and any and all amendments thereto, including post-effective amendments, exhibits and any and all other appropriate documents in connection therewith or otherwise, relating to the proposed registration and issuance of units, both in the primary and the secondary markets, of unit investment trusts of every kind and nature created under Nuveen Unit Investment Trust, Series 133-200 and established in accordance with the Investment Company Act of 1940, as amended, for which the Company will act as sponsor, and hereby grant unto each of such attorneys-in-fact full power and authority to do and perform each and every lawful act and deed necessary to effectuate such Registration Statements, and to maintain the effectiveness of such Registration Statements for such unit investment trusts, that each or any of them may lawfully do or cause to be done.

IN WITNESS WHEREOF, the undersigned has hereunto set their hands this 11th day of March, 2016.

MEMBER: NUVEEN INVESTMENTS, INC. By:_/s/ Lucas A Satre____ Name: Lucas A. Satre Its: Senior Vice President
NUVEEN SECURITIES, LLC By:_/s/ Margo L. Cook Name: Margo L. Cook Its: Co-Chief Executive Officer
NUVEEN SECURITIES, LLC By:_/s/ Thomas S. Schreier___ Name: Thomas S. Schreier Its: Co-Chief Executive Officer
NUVEEN SECURITIES, LLC By:_/s/ Sherri A. Hlavacek___ Name: Sherri A. Hlavacek Its: Executive Vice President, Chief Financial Officer and Corporate Controller